UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023 (May 10, 2023)

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

310-966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
7.25% Senior Notes due 2027	RILYG	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On May 10, 2023, B. Riley Financial, Inc., a Delaware corporation (the “Company” or “B. Riley”), entered into certain agreements pursuant to which B. Riley has, among other things, agreed to provide certain equity funding and other support in connection with the acquisition (the “Acquisition”) by Freedom VCM, Inc., a Delaware corporation (the “Parent”), of Franchise Group, Inc., a Delaware corporation (“FRG”). Parent has agreed to acquire FRG pursuant to an Agreement and Plan of Merger, dated as of May 10, 2023, by and among the Parent, Freedom VCM Subco, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (the “Merger Sub”), and FRG (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, at the closing, Merger Sub will merge with and into FRG, with FRG surviving the merger as a wholly owned subsidiary of Parent. The buyer group includes members of the senior management team of FRG, led by Brian Kahn, FRG’s Chief Executive Officer, in financial partnership with a consortium that includes B. Riley. B. Riley is not a party to the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (a) each share of common stock of FRG, par value $0.01 per share (each, a “Share”) held by stockholders (other than the Excluded Shares (as defined by the Merger Agreement)), will receive $30.00 in cash per Share; (b) each share of FRG’s 7.50% Series A Cumulative Perpetual Preferred Stock will be converted or, at the election of FRG, redeemed, in each case in accordance with that certain Certificate of Designation of 7.50% Series A Cumulative Perpetual Preferred Stock of FRG, dated as of September 18, 2020; and (c) certain Shares held by certain stockholders of FRG shall instead be subject to the treatment provided in a rollover commitment letter entered into in connection with the Acquisition.

Certain financial institutions have agreed to provide Parent with debt financing in an aggregate principal amount of up to $475 million on the terms and subject to the conditions set forth in a debt commitment letter. Under the terms of the Merger Agreement, if the closing of the Merger does not occur by November 10, 2023, FRG or the Parent may terminate the Merger Agreement subject to the terms and conditions thereof. Closing of the Merger is conditioned on customary conditions to closing including expiration of the waiting period (and any extension thereof), if any, applicable to the consummation of the Merger under the Hart-Scott Rodino Antitrust Improvements Act of 1976 and the receipt of the Requisite Company Vote (as defined in the Merger Agreement).

B. Riley entered into the Equity Commitment Letter and the Limited Guarantee, each as defined below in connection with the Acuisition.

Equity Commitment Letter

B. Riley entered into an Equity Commitment Letter, dated as of May 10, 2023 (the “Equity Commitment Letter”), with Freedom VCM Holdings, LLC (“TopCo”) and Parent, pursuant to which B. Riley, subject to the terms and conditions of the Equity Commitment Letter, has agreed to contribute to TopCo, at or prior to the closing of the Merger, an amount equal to $560 million in equity financing (the “B. Riley Equity Commitment”). The B. Riley Equity Commitment will then be used by TopCo to fund part of the Acquisition. FRG is a third party beneficiary of the Equity Commitment Letter, and FRG is entitled to specifically enforce the Equity Commitment Letter; provided, however, that B. Riley’s obligations under the Equity Commitment Letter will terminate in the event that any claim is brought by FRG with respect to the Limited Guarantee, as defined below. Subject to certain conditions set forth in the Equity Commitment Letter, B. Riley has the right to assign all or a portion of such commitments to its affiliates, financing sources or other investors, and B. Riley expects the actual amount to be funded by it at Closing to be substantially less than the $560 million.

Limited Guarantee

B. Riley and FRG entered into a Limited Guarantee dated as of May 10, 2023 (the “Limited Guarantee”) in favor of FRG, pursuant to which B. Riley agreed to guarantee to FRG the due and punctual payment, performance and discharge when required by Parent or Merger Sub to FRG of certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement pursuant to and in accordance therewith, including (i) a termination fee due to FRG in the amount of $55,000,000 if the Merger Agreement is terminated under certain specified circumstances provided for in the Merger Agreement; (ii) certain reimbursement obligations of Parent when required to be paid by Parent pursuant to the Merger Agreement; and (iii) liabilities or damages resulting from any actual fraud or Willful and Material Breach (as defined in the Merger Agreement) by Parent or Merger Sub required to be paid by Parent or Merger Sub pursuant to the Merger Agreement; provided, that, except in the case of actual fraud or Willful and Material Breach by Parent or Merger Sub, the aggregate liability of B. Riley under the Limited Guarantee will not exceed $57,000,000. B. Riley also waived certain defenses arising out of certain events set forth in the Limited Guarantee.

The foregoing description of the Equity Commitment Letter and the Limited Guarantee and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Commitment Letter and the Limited Guarantee, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Equity Commitment Letter, dated as of May 10, 2023, by and between B. Riley Financial, Inc., Freedom VCM, Inc. and Freedom VCM Holdings, LLC.
10.2	Limited Guarantee, dated of May 10, 2023, by and between B. Riley Financial, Inc. and Franchise Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause B. Riley’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and B. Riley assumes no duty to update forward looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of B. Riley, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; the ability of the buyer to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed merger; potential litigation relating to the proposed merger that could be instituted in connection with the Merger Agreement; and the risk that the proposed merger will not be consummated in a timely manner, if at all.

Additional Information and Where to Find It

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed merger, FRG intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”), and FRG and affiliates of Vintage Capital Management, LLC intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). This communication is not a substitute for the Proxy Statement or any other document that FRG may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF FRG ARE ADVISED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER DOCUMENTS FILED BY FRG WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FRG AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov). These documents, once available, and FRG’s other filings with the SEC also will be available free of charge on FRG’s website at www.franchisegrp.com.

Participants in the Solicitation

FRG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from FRG’s stockholders with respect to the proposed merger. Information about FRG’s directors and executive officers and their ownership of FRG’s common stock is set forth in FRG’s proxy statement on Schedule 14A filed with the SEC on April 7, 2023 and FRG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 28, 2023. To the extent that such individual’s holdings of FRG’s common stock have changed since the amounts printed in FRG’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the identity of the potential participants, and their direct or indirect interests in the proposed merger, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with SEC in connection with the proposed merger. Free copies of these materials may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/S/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer and Chief Operating Officer

Date: May 11, 2023